Exhibit 16.1

                             GOLDSTEIN & GANZ, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                                                             Member of the American Institute
                               98 CUTTERMILL ROAD            of Certified Public Accountants

                           GREAT NECK, NEW YORK 11021        Member of The New York State
                                                             Society of Certified Public
                                                             Accountants
                         ------------------------------
                                 (516) 487-0110

                            Facsimile (516) 487-2928





                                               June 12, 2006



Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Commissioners:

         We have read the statements made by Tilden Associates, Inc. under Item
4.01 of its Form 8-K/A dated June 12, 2006. We agree with the statements concerning our firm in that Form 8-K/A; we are not in a position to agree or disagree with other statements of Tilden Associates, Inc. contained therein.

                                               Very truly yours,




                                               /s/ Goldstein & Ganz, CPA's, P.C.